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                                                                   Exhibit 24.01

                            RWD TECHNOLOGIES, INC.
                               POWER OF ATTORNEY

        Know all men by these presents, that the undersigned directors and officers of RWD Technologies, Inc., a Maryland corporation, constitute, and appoint Dr. Robert W. Deutsch, John H. Beakes, and William M. Bambarger (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign the Annual Report on Form 10-K and any or all amendments thereto and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Signature                                       Title                                     Date
        ---------                                       -----                                     ----
/s/ Robert W. Deutsch                Chairman of the Board, Chief Executive Officer,        February 25, 2000
-----------------------------        and Director
Robert W. Deutsch, Ph.D.

/s/ John H. Beakes                   President, Chief Operating Officer, and Director       February 25, 2000
------------------------------
John H. Beakes

/s/ William M. Bambarger, Jr.        Vice President, Chief Financial Officer, and           February 25, 2000
------------------------------       Director
William M. Bambarger, Jr.

/s/ Kenneth J. Rebeck                Senior Vice President and Director                     February 25, 2000
------------------------------
Kenneth J. Rebeck

/s/ Deborah T. Ung                   Senior Vice President and Director                     February 25, 2000
------------------------------
Deborah T. Ung

/s/ Jeffrey W. Wendel                Senior Vice President and Director                     February 25, 2000
------------------------------
Jeffrey W. Wendel

/s/ Robert T. O'Connell              Senior Vice President - Strategic Business             February 25, 2000
------------------------------       Planning and Director
Robert T. O'Connell

/s/ Bruce D. Alexander               Director                                               February 25, 2000
------------------------------
Bruce D. Alexander

/s/ David J. Deutsch                 Director                                               February 25, 2000
------------------------------
David J. Deutsch

/s/ Jerry P. Malec                   Director                                               February 25, 2000
------------------------------
Jerry P. Malec